UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

Turning Point Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38871	46-3826166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10628 Science Center Drive, Ste. 200 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 926-5251

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 23, 2022, Turning Point Therapeutics, Inc. (the “Company”) entered into a strategic collaboration agreement (the “Agreement”) with The University of Texas M.D. Anderson Cancer Center (“MD Anderson”). Under the terms of the Agreement, the Company will provide funding and support for preclinical and clinical studies to be conducted by MD Anderson in several solid tumors, including non-small cell lung cancers, gastrointestinal malignancies and endocrine cancers (the “Studies”).

The initial focus of the Studies will be the Company’s lead drug candidate, repotrectinib, a next-generation kinase inhibitor targeting the ROS1 and NTRK oncogenic drivers of non-small cell lung cancer and advanced solid tumors that is currently being studied in a registrational Phase 1/2 study (TRIDENT-1). The Studies will also include two additional drug candidates, elzovantinib (TPX-0022), a kinase inhibitor targeting MET, CSF1R and SRC, which is being studied in a Phase 1 trial of patients with advanced solid tumors harboring genetic alterations in MET (SHIELD-1), and TPX-0131, a next-generation ALK inhibitor, which is being studied in a Phase 1/2 trial of previously treated patients with ALK-positive advanced or metastatic non-small cell lung cancer (FORGE-1).

Pursuant to the Agreement, the Company has agreed to provide total funding in an amount of $10.0 million for the performance of the Studies, such funding to be provided in increments of $1.0 million on a twice-yearly basis. The Studies will be overseen by a joint steering committee, which will provide technical, scientific, clinical and regulatory guidance, discuss and approve study budgets, and monitor the progress of the Studies.

Under the terms of the Agreement, all Inventions will be solely owned by the Company, except with respect to the use of Proprietary Materials of MD Anderson that does not involve the use of the Company’s Study Drug or Proprietary Materials (each as defined in the Agreement).

The term of the Agreement runs five years or until the Studies are completed, whichever is later, unless terminated earlier in accordance with the terms set forth in the Agreement.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TURNING POINT THERAPEUTICS, INC.

Date: June 24, 2022	By:	/s/ Brian Sun
Brian Sun
Senior Vice President and General Counsel